                                                                   EXHIBIT 10.20

          [LOGO OF NETSCAPE]


                      NETSCAPE COMMUNICATIONS CORPORATION
        U.S. ENGLISH LANGUAGE YELLOW PAGES DIRECTORY SERVICES AGREEMENT
                           NETSCAPE/INFOSPACE, INC.

                              SUMMARY COVER SHEET
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

EFFECTIVE DATE:           DATE OF LAST SIGNATURE OF THE AGREEMENT.
PARTIES:
INFOSPACE:                NETSCAPE:
INFOSPACE, INC.           NETSCAPE COMMUNICATIONS CORPORATION
8424 154TH AVENUE NE      501 EAST MIDDLEFIELD ROAD, MV-002
REDMOND, WA 98052         MOUNTAIN VIEW, CA 94043
FAX: (425) 882-0988       FAX: (650) 528-4123
  ATTN: NAVEEN JAIN       ATTN: GENERAL COUNSEL
MINIMUM CLICKS:  [*]
PREPAYMENT: Yellow Pages Service Fee (See Table Below)
Local Language:  U.S. English
BASIC SERVICE (PHASE 1):  Commences July 1, 1998

ADVANCED SERVICES (PHASE 2): Integrated September through November, 1998.

SERVICE PERIOD:  From July 1, 1998 though June 30, 1999

TERM: From Effective Date through June 30, 1999

SERVICE                                              SERVICE TRAFFIC                              COST PER CLICK
--------------------------------------------------------------------------------------------------------------------------
Yellow Pages                           0 up to 7.4 million Clicks                                      [*]
                                       Over 7.4 million up to 14.8 million Clicks                      [*]
                                       Over 14.8 million up to 22.2 million Clicks                     [*]
                                       Over 22.2 million up to 27.2 million Clicks                     [*]
                                       Over 27.2 million Clicks                                        [*]
--------------------------------------------------------------------------------------------------------------------------



----------------------------------
*Confidential Treatment Requested.
"[*]" = omitted, confidential material, which material has been separately filed with the Securities and Exchange Commission pursuant to a request for confidential treatment.

U.S. Directory
CONFIDENTIAL

[LOGO OF NETSCAPE]


                      NETSCAPE COMMUNICATIONS CORPORATION
        U.S. ENGLISH LANGUAGE YELLOW PAGES DIRECTORY SERVICES AGREEMENT

OBJECTIVE: To Create a Co-branded, Competitive Yellow Pages Internet Directory Service (the "Service") that provides Internet browser users with up-to-date general navigational directory listings.

TERMS AND CONDITIONS:

1. Company. InfoSpace, Inc. ("COMPANY"), named on the signature page to this AGREEMENT ("AGREEMENT"), will provide the results pages for any of the U.S. english-language HTML pages accessible by the public via the Internet at the Universal Resource Locator ("URL") http://home.netscape.com/netcenter/yellowpages.html and/or such other URLs as Netscape may designate from time to time in writing. Netscape will provide the service front pages which are accessed when the yellow pages hyper-link is clicked. These service front pages are where the search parameters are defined and where a user starts a new search with no predefined variables and are hereinafter referred to as the "Jump Pages". The jump pages and the results pages are together referred to as the "service". The Jump Pages are part of the collection of U.S. English-language HTML documents accessible by the public via the Internet at the URL http://home.netscape.com and/or at such other URl(s) as Netscape may designate ("Netscape's Web Site"). The Jump Pages may also be accessed by Internet users of the Netscape-distributed U.S. English-language version browser by pressing or "clicking" on a button or link for the Service in the toolbar, by way of a bookmark pre-loaded in certain versions of the applicable browser as described herein, home page, Netscape's Net Search pages, selected channel pages, the Service pages, or such other methods as Netscape may specify from time to time. Notwithstanding the foregoing, Netscape reserves the right to determine other means whereby users may access the Jump Pages, which provides the service on Netscape's Web Site, including, but not limited to, the use of mirror sites and pointers based on a user's IP address, and which mirror sites and pointers are separate and distinct from the Jump Pages described in this Agreement.

2. SERVICE PERIOD. Netscape will provide access to the service, as described herein, for the service period identified on the Cover Page ("SERVICE PERIOD").

3.  THE SERVICE.
        3.1.  General.
              -------

              (a).  The Service.  The Service, including Phases I and II, and
                    -----------
the Jump Pages and Results Pages (together, the "SERVICE PAGES"), are more fully described in Exhibit A.
             ---------

              (b)  The Jump Pages.  Netscape will serve, maintain and promote
                   --------------
the Jump Pages. The Jump Pages will have such functionality and appearance as Netscape shall determine [*]. Netscape will produce the Jump Pages so that when an end user performs a search for people or business information, and clicks on the search button on the Jump Pages, then the end user's browser will access "Results Pages" defined below.

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

              (c)  The Results Pages. The Results Pages will be accessible from
                   -----------------
the Jump Page. Company shall serve, maintain and promote the front results page and all results pages accessible thereby (together, the "RESULTS PAGE(S)"). Netscape must approve the look and feel of the templates of the Results Pages before they are used in the Service. [*]. So that Netscape may evaluate and approve Results Pages, Company will supply Netscape with HTML and/or GIF files, or files of such other format as may be designated from time to time in writing by Netscape, which conform to the specifications in Exhibit B. Company shall
                                                    ---------
retain all right, title and interest in and to the Results Pages (including the copyright ownership thereof), and Company hereby grants Netscape a royalty-free worldwide license, without payment or other charge therefor, to use, display, perform, reproduce and distribute the Results Pages, and such other licenses with respect to the Results Pages necessary to fulfill the intention of this Agreement. The specifications of the Results Pages and the placement on the Jump Pages of the Results Page links are set forth on Exhibit B hereto. Netscape
                                                      ---------
shall notify Company of any changes to the specifications set forth in Exhibit
B. Company's compliance with the content as well as the language, technical, visual and functional specifications of the Results Pages as set forth in

Exhibit B (including, without limitation, the type of information provided on or
---------
from the Results Pages) are a material obligation of Company under this Agreement.

        3.2  Location.  The Results Pages will reside solely on Company's
             --------
servers but will have a "Netscape.com" domain name and will be directly linked, within one click away, to Netscape's Web Site. [*] Company shall not promote any Service from another Web site without Netscape's prior written consent. Company expressly agrees that Company shall be solely responsible for the purchase, implementation, maintenance and support of all software and hardware required to fulfill its obligations under this Agreement.

        3.3  Name of the Service.  The name of the Service ("SERVICE NAME")
             -------------------
shall be mutually determined by the parties. Company shall not independently use the Service Name without Netscape's prior written consent, unless such use occurs in connection with Company's advertising sales and promotional efforts on behalf of the Service. Each Service Name shall be displayed on every page of the corresponding Service and no other locations without Netscape's prior written consent except in connection with such advertising sales and promotional efforts on behalf of such Service. Company may not use the corresponding Service Name with Netscape's name expunged. Company may not use a Service Name independent of the corresponding Service except as provided for above in this
Section 3.3.

        3.4.  Design and Specifications of the Service. The design of the Jump
              ----------------------------------------
Pages and the Results Pages will be determined by Netscape. The Results Pages shall be co-branded by Netscape and Company in accordance with Exhibit B.
                                                               ---------
Netscape shall be responsible for creating the design and graphic user interface specifications including navigation, architecture, look and feel of each Results Page. In addition, Netscape will specify the functionality and fields of the Service Pages, including the Results Pages, [*]. Netscape may from time to time alter the design and specifications of the Service Pages [*]. Such specifications shall include, but not be limited to, those set forth on Exhibit
                                                                        -------
B.  The specifications of each of the Results Pages, including, without
-
limitation, the Results front Page, are set forth on Exhibit B hereto; provided
                                                     ---------
however, that Netscape may, upon notice to Company, (i) redesign or reconfigure the Jump Pages, Netscape's Web Site, and/or the manner in which an end user interacts with any of the pages of Netscape's Web Site, or (ii) revise Exhibit
                                                                       -------
B; and Company shall promptly, and in any event, within no more than [*] following receipt of such notice, supply Netscape with a revised Results Page that conforms to the specifications of the revised Exhibit B.
                                                   ---------

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

4.  ADDITIONAL BENEFITS.

        4.1.  Exclusivity. During the Term, and in order to insure that its
              -----------
resources, priorities and attention are adequately focused on developing and maintaining the Service, Netscape will not enter into any similar agreement for the development and/or operation of any similar cobranded Yellow pages directory service.

        4.2.  Pre-loaded Bookmark.  During the Service Period, Netscape shall
              -------------------
include a graphic HTML link for the Service to the Jump Pages ("BOOKMARK") in the bookmark section of future 4.x versions of the U.S. English-language version of Netscape Communicator client software. The Bookmark may be reconfigured, customized or deleted by an end user.

5.  CLICK GUARANTEES
        5.1.  Click.  A click ("CLICK") to a Results Page occurs when an end
              -----
user requests information and clicks on a link or button from the Jump Pages directed to the Results Pages .

        5.2.  Minimum Guaranteed Clicks.  During the Service Period, Netscape
              -------------------------
guarantees that Company shall receive no fewer than a combined total of [*] Clicks for Yellow Pages.

        5.3.  Make-Good.  If, at the end of the Service Period, Company's
              ---------
content has not, in the aggregate, received total Clicks equal to or greater than the Minimum Guaranteed Clicks, and provided that Company has complied with its obligations hereunder, Netscape will, at its discretion: (i) continue to link the Results Page to the Jump Pages as specified in Section 3 beyond the end of the Service Period until such time as the Minimum Guaranteed Clicks have been achieved, or (ii) deliver to Company a program of equivalent value as a remedy for the shortfall in Clicks. The remedy set forth in this Section 5.3 shall be Company's sole and exclusive remedy, and Netscape's sole and exclusive obligation, regarding Netscape's obligation set forth in Section 5.2 in the event, by the end of the Service Period, the Minimum Guaranteed Clicks have not been achieved.

6. COMPANY OBLIGATIONS. In addition to the other obligations set forth herein, Company agrees to the following provisions.

        6.1.  Netscape Now.  If or when Company displays a button or link to
              ------------
Microsoft's Internet Explorer, or any derivative or successor browser, then Company shall, with equal prominence, include the then-current version of the "Netscape Now" (or equivalent promotional) button in the appropriate place on the collection of English- language HTML documents Company maintains as its primary web site ("COMPANY'S WEB SITE"), or on any page linked thereto, and [*] include the following statement (or a statement designated by Netscape and generally used by Netscape as a successor to the following statement or in connection with any successor promotional program to Netscape's Netscape Now program) next to the Netscape Now button: "This site is best viewed with Netscape Communicator. Download Netscape Now!" Company's use of the Netscape Now button shall be in accordance with Netscape's reasonable policies regarding advertising and trademark usage as established from time to time by Netscape, including the guidelines of the Netscape Now Program published on Netscape's U.S. English-language Web Site. Company acknowledges that the Netscape Now button is a proprietary logo of Netscape and contains Netscape's trademarks. In the event that Netscape determines that Company's use of the Netscape Now button is inconsistent with Netscape's quality standards, then Netscape shall have the right to suspend immediately such use of the Netscape Now button. Company understands and agrees that the use of the Netscape Now button in connection with this Agreement shall not create any right, title or interest in or to the use of the Netscape Now button or associated trademarks and that all such use and goodwill associated with the Netscape Now button and associated trademarks will inure to the benefit of Netscape. Company agrees not to register or use any trademark that is similar to the

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

Netscape Now button. Company further agrees that it will not use the Netscape Now button in a misleading manner or otherwise in a manner that may reflect adversely on Netscape or its products.

        6.2.  Server Software.  To showcase the close relationship between
              ----------------
Company and Netscape and highlight Company's endorsement of Netscape's products, Company shall consider using at least [*] version of Netscape core Web server software product (currently comprised of Netscape Enterprise Server and Netscape FastTrack Server) to maintain a portion of Company's Web Site or operation and, if requested, provide Netscape with evidence of such use.

        6.3.  No Disabling.  Company shall not provide or implement any means or
              ------------
functionality that would (i) disable any functionality of the browser or any other Internet browser software, (ii) result in a redirection of any traffic away from Netscape's Netcenter web site, or (iii) modify the functioning of pages served from Netscape's Web Site. If Company fails to honor the commitment set forth in this Section 6.3, Netscape will be relieved of its obligations described in Section 5.3.

        6.4.  Preference for Netscape Products and Services.  Company shall use
              ---------------------------------------------
commercially reasonable efforts to accord, in light of the intent of the parties to highlight their strategic relationship as evidenced by the terms and conditions of this Agreement, in Company's Web sites as well as Company's overall marketing efforts, Netscape's products and services a position of prominence, overall as well as on an element by element basis, at least as great as the positioning accorded any third-party Internet client software, software provider, online service or other service provider. Company may use, and is granted during the term hereof a nontransferable, nonexclusive and restricted license to use the Netscape name ("Mark") in advertising, marketing, technical, packaging and other materials related to the Service. Use of the Mark shall comply with Netscape's then-current trademark usage guidelines and corporate signature kit. Company shall clearly indicate Netscape's ownership of the Mark and that the Mark is registered. All use of the Mark shall inure to Netscape's benefit. Company shall not register any Netscape trademarks, or trademarks, trade names or domain names confusingly similar to Netscape trademarks, trade names or domain names without Netscape's express prior written consent. Upon Netscape's request from time to time, Company shall provide Netscape with copies of the promotional materials bearing the Mark, and Customer shall suspend use of the Mark if Netscape determines within its sole reasonable discretion that the use of the Mark is improper or damaging to Netscape' reputation and goodwill. Company further agrees not to use the Mark on or in connection with any products or services that are or could be deemed by Netscape, in its reasonable judgment, to be obscene, pornographic, disparaging of Netscape or of its products, or otherwise in poor taste, or that are themselves unlawful or whose purpose is to encourage unlawful activities by others; or in connection with products or services or advertisements that are competitive with Netscape.

7.  PAYMENT TO NETSCAPE.

        7.1  Payment.  Company shall pay Netscape an amount based on cost
             -------
per Click times the number of Clicks. The cost per Click is a variable based on a designed range of Clicks, as set forth on the table provided in the Cover Sheet.

        7.2  Payment Terms.  [*]  All amounts payable by Company hereunder are
             -------------
payable within thirty (30) days after receipt by Company of the corresponding invoice submitted by Netscape. Any amount payable hereunder that has not been paid to Netscape within the applicable time set forth above shall bear interest at the lesser of (i) one percent (1%) per month, or (ii) the maximum amount allowed by law. All amounts payable to Netscape hereunder shall be paid in U.S. Dollars.

        7.3.  Taxes.
              -----
----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

              (a). Exclusive of Tax.  All payments hereunder are exclusive of
                   ----------------
any tax. Company shall pay or reimburse Netscape for all value-added, sales, use, consumption, property, ad valorem and similar taxes, all customs duties, import fees or similar charges, stamp duties, license fees and similar costs, and all other mandatory payments to any government agencies of whatever kind imposed with respect to products or services provided by Netscape under this Agreement or with respect to this Agreement except taxes imposed on the net income of Netscape [*]. If the transaction is exempt from tax, Company shall provide Netscape with a valid exemption certificate or other evidence of such exemption in a form acceptable to Netscape. Company shall, at its own expense, use reasonable efforts to recover refundable or recoverable taxes. Each party shall cooperate with the other in minimizing applicable tax.

              (b). No Withholding.  All payments by Company to Netscape
                   --------------
pursuant to this Agreement shall be made without any withholding or deduction of any withholding tax or other tax or mandatory payment to government agencies. If Company is legally required to make any such withholding or deduction from any payment due to Netscape under this Agreement, the sum payable by Company upon which such withholding or deduction is based shall be increased to the extent necessary to ensure that, after such withholding or deduction, Netscape receives and retains, free from liability for such withholding or deduction, a net amount equal to the amount Netscape would have received and retained in the absence of such required withholding or deduction .

              (c). Survival of Obligations.  Company's obligations under this
                   -----------------------
Section shall survive any termination of this Agreement.

        7.4.  Advertising Revenue.  During the Service Period, Netscape will
              -------------------
serve and will receive [*], and Company will serve and receive [*].

8.  USAGE REPORTS.

        8.1.  Provide Usage Reports.  Netscape and Company will each provide the
              ---------------------
other, via email to the email address set forth below, with usage reports ("USAGE REPORTS") containing the information and in the format set forth in Exhibit C hereto. The Usage Reports shall cover each one-month time period of
---------
the Service Period, and the parties shall use reasonable commercial efforts to deliver the Usage Reports within fifteen (15) days following the end of each month. If, due to technical problems, a party is unable to provide any portion of a Usage Report in any given month, the following data shall be used for each day for which data is missing: ninety percent (90%) of the usage figures reported for the same day of the week most recently reported (e.g. if data for the day seven (7) days prior is available, ninety percent (90%) of the usage figures for such day; if not available, the data for the day fourteen (14) days prior, and so on).

        8.2.  No Liability.  NETSCAPE AND COMPANY WILL USE REASONABLE COMMERCIAL
              ------------
EFFORTS TO ENSURE THE ACCURACY AND COMPLETENESS OF THE USAGE REPORTS, BUT NEITHER PARTY WARRANTS THAT THE USAGE REPORTS WILL CONFORM TO ANY PUBLISHED NUMBERS AT ANY GIVEN TIME. NEITHER PARTY SHALL BE HELD LIABLE FOR ANY CLAIMS AS THEY RELATE TO SUCH USAGE REPORTS.

9.  TERMINATION.

        9.1.  Methods of Termination.
              ----------------------
              (a). Term and Termination.  This Agreement shall commence as of
                   --------------------
the Effective Date and shall continue through June 30, 1999, unless sooner terminated as provided in this section.

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

            (b). Termination on Breach.  Either party may terminate this
                 ---------------------
Agreement if the other party materially breaches its obligations hereunder and such breach remains uncured for thirty (30) days following notice to the breaching party of the breach or as otherwise provided in Section 10.

        9.2.  Effect of Termination. Except as specifically provided otherwise
              ---------------------
in this Agreement, upon the expiration or termination of the Agreement, all rights and obligations hereunder shall cease (other than Company's payment obligations hereunder to the extent accrued on or prior to the termination date or as otherwise provided in this Section 9.2) and each party will promptly and at the direction of the other party, either return or destroy, and will not take or use, any items of any nature that belong to the other party and all items containing or related to Confidential Information (as defined in Exhibit D) of
                                                                 ---------
the other party. Notwithstanding the foregoing, if this Agreement expires or is terminated for any reason, other than by Company as a result of Netscape's material breach of the terms of this Agreement or by Netscape for its convenience pursuant to Section 9.1(c), Company shall remain liable for the value of the payments which are due, or, but for such expiration or termination, would otherwise become due and payable under the terms of this Agreement. The following provisions shall survive the expiration or termination of this Agreement for any reason: Section 7.3 (Excess Quarterly Clicks), Section 7.5 (Taxes), Section 8.2 (No Liability), Section 9.2 (Effect of Termination),
Section 9.3 (No Compensation), Section 11 (Responsibility), Section 12 (Limitation of Liability), Section 14 (Alternative Dispute Resolution), and
Section 16 (General).

10.  RIGHT TO REFUSE.

     10.1 Netscape will have the right to review the contents and format of the Results Pages. If Netscape, in its reasonable discretion, at any time determines that a Results Page contains any material, or presents any material, in a manner that Netscape deems inappropriate for any reason [*] Netscape will inform Company of the reason Netscape has made such determination and may
(i) refuse to link the Results Page to the Jump Pages on Netscape's Web Sites, and/or (ii) immediately terminate this Agreement if Company has not revised to Netscape's reasonable satisfaction a Results Page [*]. If Netscape, in its reasonable discretion, at any time determines that the Company's Web Site contains any material, or presents any material, in a manner that Netscape deems to be obscene, pornographic, disparaging of Netscape or it's products or services, or is unlawful, or is to encourage unlawful activities by others, Netscape may immediately terminate this Agreement if Company has not revised to Netscape's reasonable satisfaction the Company's Web site [*].

        10.2  [*]

        10.3  [*]

11. Responsibility. (a) Company is solely responsible for any liability arising out of or relating to: (i) the [*]; (ii) any material to which users can link through any of the foregoing; or (iii) any use of the [*] pursuant to this Agreement, (collectively, the "Services"). Company represents and warrants that it holds the necessary rights to permit the use of the Services by Netscape for the purpose of this Agreement; and that the permitted use, reproduction, distribution, or transmission of the Services, and any material to which users can link through the Services will not violate any criminal laws or any rights of any third parties, including, but not limited to, infringement or misappropriation of any copyright, patent, trademark, trade secret, music, image, or other proprietary or property right, false advertising, unfair competition, defamation, invasion of privacy or rights of celebrity, violation of any antidiscrimination law or regulation, or any other right of any person or entity, or otherwise violate any applicable local, state, national or international law. Company agrees to indemnify Netscape and to hold

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

Netscape harmless from any and all liability, loss, damages, claims, or causes of action, including reasonable legal fees and expenses that may be incurred by Netscape, arising out of or related to Company's breach of any of the foregoing responsibilities.

(b) Netscape shall indemnify, hold harmless and defend Company from and against any and all claims, liabilities, losses, damages, expenses and costs (including attorneys' fees and costs) arising out of or relating to any content on the Jump Pages created by and under the control of Netscape for use by Company in accordance with this Agreement, except to the extent that Company is responsible under Section 11 (a). Netscape will pay resulting costs, damages and legal fees finally awarded in such action in a court or in a settlement which are attributable to such claim provided that: (i) Company promptly notifies Netscape in writing of any such claim; (ii) Netscape has sole control of the defense and all related settlement negotiations, and (iii) Company cooperates with Netscape, at Netscape's expense, in defending or settling such claim.

12. LIMITATION OF LIABILITY. IN NO EVENT WILL EITHER PARTY BE LIABLE TO THE OTHER FOR ANY SPECIAL, INCIDENTAL, OR CONSEQUENTIAL DAMAGES, WHETHER BASED ON BREACH OF CONTRACT, TORT (INCLUDING NEGLIGENCE), OR OTHERWISE, AND WHETHER OR NOT THAT PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGE. THE LIABILITY OF EITHER PARTY FOR DAMAGES OR ALLEGED DAMAGES HEREUNDER WHETHER IN CONTRACT OR TORT OR ANY OTHER LEGAL THEORY IS LIMITED TO AND SHALL NOT EXCEED THE PAYMENT DUE FROM COMPANY HEREUNDER. THE LIMITATIONS IN THIS SECTION DO NOT APPLY TO SECTION 11 (RESPONSIBILITY) OR SECTION 16.5 (CONFIDENTIALITY).

13. COURSE OF DEALING. In consideration of Company's participation in the Service Program, until such time as Microsoft fully publicly documents and makes available its operating systems' programming interfaces sufficiently to enable Netscape to make use of all of the facilities and resources of those operating systems on a basis equal to that of Microsoft, Company shall, using commercially reasonable efforts: (1) Within Company's publicly accessible Web Sites, other services (including co-branded and OEM services) and marketing materials, accord Netscape's products and services a position of preference and prominence, overall as well as on an element by element basis, at least as great as that accorded any third-party Internet client or server software, software provider or online service; and (2) Not make content available solely to users of client software or services other than Netscape's, or disfavor or disadvantage users of Netscape client software or services in any way relative to users of other Internet client software or services [*].

14. ALTERNATIVE DISPUTE RESOLUTION. Any dispute hereunder will be negotiated between the parties commencing upon written notice from one party to the other. Settlement discussions and materials will be confidential and inadmissible in any subsequent proceeding without both parties' consent. If the dispute is not resolved by negotiation within 45 days following such notice, the parties will refer the dispute to non-binding mediation conducted by JAMS/EndDispute in Santa Clara County, California (the "Venue"). The parties will share the costs of mediation. If the dispute is not resolved after 45 days of mediation, the parties will refer the dispute to binding arbitration by JAMS/EndDispute in the Venue. The results of any arbitration will be final and non-appeallable, except that either party may petition any court of competent jurisdiction specified in
Section 16 to review any decision relating to Netscape intellectual property matters (including the scope of license rights), vacating or modifying erroneous conclusions of law or findings of fact not supported by substantial evidence. The arbitrator may fashion any legal or equitable remedy except punitive or exemplary damages, which both parties waive. The arbitrator will render a written decision, which may be entered in and enforced by any court of competent jurisdiction, but which will have no preclusive effect in other matters involving third parties. The losing

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL
party will pay the costs of the arbitration and the reasonable legal fees and expenses of the prevailing party, as determined by the arbitrator. The parties will jointly pay arbitration costs pending a final allocation by the arbitrator. At any point in the dispute resolution process, either party may seek injunctive relief preserving the status quo pending the outcome of that process. Except as noted, the parties waive any right to judicial process. California law, without regard to its conflict-of-law provisions, will govern any dispute under this
Section 14. The U.S. Arbitration Act and JAMS/EndDispute rules will govern the arbitration process. Absent fraudulent concealment, neither party may raise a claim more than 3 years after it arises or any shorter period provided by applicable statutes of limitations.

15. INSURANCE. Company, at its sole cost and expense, shall secure and maintain adequate insurance coverage as is necessary, as a reasonable prudent businessperson, for Company to bear all of its obligations under this Agreement. Maintenance of the foregoing insurance shall in no way be interpreted as relieving Company of any responsibility or obligation whatsoever and Company may acquire, at its own expense, such additional insurance as Company deems necessary. Company assumes full and complete liability for all injuries to, or death of, any person, or for any damages to property arising from the acts or omissions of Company. Company shall at Netscape's request provide Netscape with a certificate of insurance demonstrating compliance with this Section 15. Before any cancellation or material change in any coverage, Company shall provide Netscape with 30 days' advance written notice. Company's insurance shall be primary to any other insurance Netscape may have.

16.  GENERAL.

         16.1.  Governing Law.  This Agreement shall be subject to and governed
                -------------
in all respects by the statutes and laws of the State of California without regard to the conflicts of laws principles thereof. Except as provided in
Section 14, Netscape reserves the right to invoke the exclusive jurisdiction of the applicable court in the County of Santa Clara in the State of California, and each party submits to the jurisdiction of any such court.

        16.2.  Entire Agreement.  This Agreement, including the exhibits and
               ----------------
attachments referenced on the signature page hereto, constitutes the entire Agreement and understanding between the parties and integrates all prior discussions between them related to its subject matter. No modification of any of the terms of this Agreement shall be valid unless in writing and signed by an authorized representative of each party.

        16.3.  Assignment.  Company may not assign any of its rights or delegate
               ----------
any of its duties under this Agreement, or otherwise transfer this Agreement (by merger, operation of law or otherwise) without the prior written consent of Netscape. Any attempted assignment, delegation or transfer in derogation hereof shall be null and void.

        16.4.  Notices.  All notices required or permitted hereunder shall be
               -------
given in writing addressed to the respective parties as first set forth above on the cover sheet and shall either be (i) personally delivered or (ii) transmitted by internationally-recognized private express courier, and shall be deemed to have been given on the date of receipt if delivered personally, or the day on which such notice is delivered to the recipient as evidenced by the delivery records of such courier, but in no case later than five (5) days after deposit with such courier. Either party may change its address for purposes hereof by written notice to the other in accordance with the provisions of this Subsection.

        16.5.  Confidentiality.  All disclosures of proprietary and/or
               ---------------
confidential information in connection with this Agreement as well as the contents of this Agreement shall be governed by the terms of the Mutual Confidential Disclosure Agreement either entered into previously by the parties or entered into concurrently with this Agreement, a copy of which is attached hereto as Exhibit D. The information contained in the Usage Reports provided by
          ---------
each party hereunder shall be deemed the Confidential Information of the disclosing party.

U.S. Directory
CONFIDENTIAL

        16.6.  Force Majeure.  Neither party will be responsible for any failure
               -------------
to perform its obligations under this Agreement due to causes beyond its reasonable control, including but not limited to, acts of God, war, riot, embargoes, acts of civil or military authorities, fire, floods or accidents.

        16.7.  Waiver.  The waiver, express or implied, by either party of any
               ------
breach of this Agreement by the other party will not waive any subsequent breach by such party of the same or a different kind.

        16.8.  Headings.  The headings to the Sections and Subsections of this
               --------
Agreement are included merely for convenience of reference and shall not affect the meaning of the language included therein.

        16.9.  Independent Contractors.  The parties acknowledge and agree that
               -----------------------
they are dealing with each other hereunder as independent contractors. Nothing contained in this Agreement shall be interpreted as constituting either party the joint venturer, employee or partner of the other party or as conferring upon either party the power of authority to bind the other party in any transaction with third parties.

        16.10.  Severability.  In the event any provision of this Agreement is
                ------------
held by a court or other tribunal of competent jurisdiction to be unenforceable, such provision shall be reformed only to the extent necessary to make it enforceable, and the other provisions of this Agreement will remain in full force and effect.

        16.11  Press Release. Company and Netscape agree to participate in a
               -------------
joint press release regarding the Service which will take place on a mutually agreed upon date. The parties shall agree to the form and content of the joint press release. Either party may issue its own press release , subject to the other party's prior approval of the content within such press release

        16.12.  Counterparts.  This Agreement may be executed in two or more
                ------------
counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. For purposes hereof, a facsimile copy of this Agreement, including the signature pages hereto, shall be deemed to be an original.

IN WITNESS WHEREOF, the parties have caused duly authorized representatives to execute this Agreement as of the Effective Date.



INFOSPACE, INC.                            NETSCAPE COMMUNICATIONS CORPORATION

By:  /s/ Naveen Jain                       By:  /s/ Noreen Bergin
    ______________________________             _______________________________
Print Name: Naveen Jain                    Print Name: Noreen G. Bergin
            ______________________                     _______________________
Title:  President & CEO                    Title: Senior Vice President
       ___________________________                ____________________________
Date:   07/02/98                           Date:  07/01/98
      ____________________________               _____________________________


Attached Exhibits:

       Exhibit A:    Description of the Services: Phases I and II
       ---------
       Exhibit B:    Specifications of the Service Pages
       ---------
       Exhibit C:    Usage Reports
       ---------
       Exhibit D:    Mutual Confidential Disclosure Agreement
       ---------
       Exhibit E:    Company's Named Entities
       ----------

                                            Reviewed By
                                            NETSCAPE LEGAL
                                            Initial [illegible]
                                                    -------------
U.S. Directory
CONFIDENTIAL

                                   EXHIBIT A
                          DESCRIPTION OF THE SERVICES
                                      [*]



----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

                                   EXHIBIT B
                      SPECIFICATIONS OF THE SERVICE PAGES
                                      [*]


----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

                                   EXHIBIT C
                                 USAGE REPORTS

           SAMPLE REPORT PROVIDED BY COMPANY TO NETSCAPE EACH MONTH:
[*]


----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

           Sample report provided by Netscape to Company each month.

[*]

----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL

                                   EXHIBIT D
                   MUTUAL CONFIDENTIAL DISCLOSURE AGREEMENT

ATTACH PREVIOUSLY EXECUTED DOCUMENT

U.S. Directory
CONFIDENTIAL

                                   EXHIBIT E
                       LIST OF COMPANY'S NAMED ENTITIES

[*]


----------------------------------
*Confidential Treatment Requested.

U.S. Directory
CONFIDENTIAL